UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

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☐                 Preliminary Proxy Statement

☐                 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐                 Definitive Proxy Statement

☒               Definitive Additional Materials

☐                 Soliciting Material Pursuant to §240.14a-12

STRATEGIC REALTY TRUST, INC.

(Name of the Registrant as Specified In Its Charter)

DIANNE COSTA

JEROME HAGLEY

MICHAEL KARAS

MARSHALL KARR

TODD SPITZER

ANTHONY THOMPSON

TINA ALDATZ

BERNECE DAVIS

ROBERT HOH

JAMES RONALD KING SR.

DAVID LARSEN

JOHN SKEFFINGTON

SHARON THOMPSON

CENTAURUS FINANCIAL INC.

THOMPSON NATIONAL PROPERTIES, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This following was issued as a press release and sent to stockholders of Strategic Realty Trust, Inc. on November 15, 2013.

FOR IMMEDIATE RELEASE
Friday, November 15, 2013

Contact: Michael Tootle, 800-401-7905

SHAREHOLDERS RETURN ORANGE BALLOTS

IN LARGE NUMBERS

Anaheim, CA – Today, the SRT Shareholders Coalition is pleased to announce the large number of Orange Ballots received in less than a week to call a Special Shareholders Meeting.

ORANGE BALLOT should be returned to:  2300 E. Katella Ave., Suite 235, Anaheim, CA 92806. CLICK HERE TO DOWNLOAD A BALLOT.

•	The coalition has received Orange Ballots representing nearly 20% of the total outstanding shares of SRT

•	The coalition must receive Orange Ballots representing 50% plus 1 of the outstanding shares of SRT to require a special shareholders meeting be called

•

Recently, Batinovich, Levin, Maier and Rogers passed bylaws increasing the required amount of shares from 10% to 50% plus 1 which we believe was their attempt to further entrench themselves after the Coalition called them out for not calling a shareholders meeting

“Shareholders from across the country have sent in their Orange Ballots to call for an overdue special shareholders meeting that will allow them to participate in electing the most qualified SRT directors,” said Ron King, CEO of Centaurus Financial, one of the largest Due Diligence Officer/Broker Dealer firms by sales of the SRT REIT, and a member of the coalition.

“It’s outrageous that the current SRT board of directors refuse to all stand for election before the shareholders.  One wonders what they must be hiding if they aren’t even willing to run on their records,” said Marshall Karr, managing partner of Karr Commercial, LLC, who is a certified Property Manager with more than 30 years of experience in the Real Estate and Construction business managing residential, commercial and retail properties.

Important Additional Information Regarding the Solicitation

The SRT Shareholders Coalition (the “Coalition”) has filed a definitive proxy statement and related materials with the Securities and Exchange Commission (“SEC”) in connection with the Coalition’s solicitation of written requests to call a special meeting of the shareholders of SRT.  SRT shareholders should read the Coalition’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information.  Information regarding the direct and indirect interests of the Coalition and each other participant in the solicitation of proxies by the Coalition are included in the Coalition’s proxy materials filed with the SEC.  The Coalition’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov

The following persons are participants in connection with the solicitation:  Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Anthony Thompson, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.